UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

UNITED FINANCIAL MORTGAGE CORP.
(Exact Name of Registrant as Specified in Charter)

Illinois	1-14127	36-43440533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

815 Commerce Drive, Suite 100
Oak Brook, Illinois 60523
(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 571-7222

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 2, 2005, the Board of Directors of United Financial Mortgage Corp. (the “Company”) approved a resolution to withdraw the Company’s common stock from listing on the American Stock Exchange and to list such securities on The Nasdaq SmallCap Market.

The Company issued a press release on May 4, 2005 to announce the transfer of its listing to The Nasdaq SmallCap Market. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press release dated May 4, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL MORTGAGE CORP.

By:	/s/ Steve Khoshabe
President and Chief Executive Officer

Date: May 5, 2005

INDEX TO EXHIBITS

Exhibits

Exhibit 99.1	Press release dated May 4, 2005.